UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     January 20, 2006

CPI CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

CPI Corp., a Delaware corporation (the “Company”), has entered into that certain First Amendment to Amended and Restated Credit Agreement dated as of January 25, 2006 (the “First Amendment”), among the Company, LaSalle Bank National Association ("LaSalle"), as administrative agent, LaSalle, and each of the other lenders.

A copy of the First Amendment is attached as Exhibit 10.108 to this Form 8-K and is incorporated herein by reference. The following summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which you are encouraged to read.

The First Amendment increases the term loan under our existing credit facility to $25 million (an increase of $7.0 million). The First Amendment also increases the interest that the revolving loans and letters of credit bear, at the Company’s option, at either the London Interbank Offered Rate (“LIBOR”) plus a spread ranging from 2.5% to 2.75%, or an alternative base rate plus a spread ranging from 0.25% to 0.50%. The alternative base rate is the greater of the LaSalle Bank National Association prime rate or the Federal Funds rate plus 0.50% (the “Base Rate”). Pursuant to the First Amendment, the term loan bears interest, at the Company’s option, at either LIBOR plus a spread ranging from 3.0% to 3.25%, or the Base Rate plus a spread ranging from 0.75% to 1.0%. The First Amendment also changes the payment dates for the amounts outstanding under the Amended and Restated Credit Agreement. Unless sooner repaid in whole or part pursuant to the First Amendment, the outstanding principal balance of the term loan is to be repaid with principal reductions of $4.167 million payable June 30, 2006 and December 31, 2006. Thereafter, four semi-annual principal payments, each in an amount equal to 25% of the outstanding balance under the term loan on January 1, 2007, will be payable on June 30, 2007, December 31, 2007, June 30, 2008 and November 30, 2008. The First Amendment also includes a fixed charge coverage ratio test of 1.10x.

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2006, the Company announced its fourth quarter-to-date sales comparisons for the eight weeks ended January 7, 2006 compared to the eight weeks ended January 8, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or Securities Act of 1933 except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 25, 2006, the Company announced (i) the completion of its $50 million credit facility in accordance with the terms of the commitments the Company disclosed on January 20, 2006, and (ii) the extension of the tender offer through midnight, Eastern Time, on Wednesday, February 1, 2006. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

10.108

First Amendment to Amended and Restated Credit Agreement dated as of January 25, 2006 (the “Credit Agreement”), among the Company, the financial institutions that are or may from time to time become parties thereto and LaSalle Bank National Association, as administrative agent and arranger for the lenders.

99.1	Press Release issued January 20, 2006.
99.2	Press Release issued January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:                  /s/ Gary W. Douglass

Name: Gary W. Douglass

Title: Executive Vice President,

Finance and Chief Financial

Officer and Treasurer

Dated: January 25, 2006